UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CREDIT SUISSE INTERNATIONAL FOCUS FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Important Proxy Information for Credit Suisse Mutual Fund Shareholders

Credit Suisse Mutual Fund Shareholders

Your Guide to Helpful Information about our Proxy

As a shareholder of certain Credit Suisse Funds, you were recently mailed a combined proxy statement/prospectus, Aberdeen Funds’ prospectus and proxy card (or cards if you are a shareholder of multiple funds) providing detailed information about the reorganization proposal of your Credit Suisse Fund into an Aberdeen Fund.

In addition to the detailed question and answer section in the proxy statement /prospectus, we have created this guide with some helpful information regarding the proposal including how and why to vote.

Remember, no matter how large or small your holdings may be, every vote counts. Your rapid response will help us to avoid additional proxy communication and solicitation costs.

On December 31, 2008, Credit Suisse Group AG, the corporate parent of the Credit Suisse Funds’ investment adviser, Credit Suisse Asset Management, LLC, entered into an agreement to sell part of its Global Investors traditional asset management business in return for up to 24.97% of the share capital of Aberdeen PLC. This transaction is expected to be finalized on June 30, 2009.

Following the announcement of the transaction, the Credit Suisse Funds entered into a reorganization agreement with Aberdeen Funds, to reorganize the following funds into corresponding Aberdeen Funds:

Credit Suisse Fund	Corresponding Aberdeen Fund

Credit Suisse Global Fixed Income Fund	Aberdeen Global Fixed Income Fund

Credit Suisse Global Small Cap Fund	Aberdeen Global Small Cap Fund

Credit Suisse International Focus Fund	Aberdeen International Equity Fund

Credit Suisse Institutional Fund International Focus Portfolio	Aberdeen International Equity Institutional Fund

Credit Suisse Institutional Fund Asia Bond Portfolio	Aberdeen Asia Bond Institutional Fund

The Credit Suisse Funds’ Boards of Directors has reviewed this proposal and believes that the reorganization is in the best interest of shareholders, and unanimously recommends that you vote FOR the proposal.

How do I vote my shares?

 There are three ways to vote:

1.     Call the toll-free number on your proxy card/voting instruction form from a touch-tone telephone and follow the automated instructions. Your individual control number, printed on your proxy card, will be required.

2.     Visit the website indicated on your proxy card/voting instruction form and follow the online instructions. Your individual control number, printed on your proxy card, will be required.

3.     Mail your completed proxy card/voting instruction form in the enclosed postage-paid envelope. Be sure to sign and date the card(s)/form(s) before mailing.

Voting by phone or Internet is available 24 hours a day, 7 days a week. If you have any difficulties in voting, or if you have questions regarding the proposal, please call 1-866-745-0271.

What am I being asked to do?

If you were a shareholder as of March 12, the official record date of the reorganization proposal, you are being requested to:

1. Read the enclosed proxy statement/prospectus.

2. Review the voting instructions provided.

3. Sign, date and VOTE your proxy card/voting instruction form! No matter how large or small your holdings may be, it is critical to the success of the fund reorganization that your vote is received by the date of the shareholder meeting.

How do I sign the proxy card/voting instruction form?

Individual accounts: Shareholders should sign exactly as their names appear on the account registration shown on the proxy card/voting instruction form.

Joint accounts: At least one owner must sign, and the signature must conform exactly to one of the names shown on the account registration.

All other accounts: The person signing must indicate his or her role in the account. For example, a trustee for a trust should include his or her title when signing, such as “Jane Doe, Trustee,” or an authorized officer of a company should indicate his or her position with the company, such as “John Smith, President.”

What is a mutual fund reorganization?

A mutual fund reorganization is a type of fund combination that occurs when the shares of one fund are exchanged for the shares of another fund.

In terms of the proposed Credit Suisse Funds’ reorganization, Aberdeen Funds has created four new funds, Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen

Asia Bond Institutional Fund, and Aberdeen International Equity Institutional Fund to acquire the assets and liabilities of Credit Suisse Global Fixed Income Fund, Credit Suisse Global Small Cap Fund, Credit Suisse Institutional Fund Asia Bond Portfolio, and Credit Suisse Institutional Fund International Focus Portfolio, respectively.

The Aberdeen International Equity Fund, an existing Aberdeen fund, will acquire the assets and liabilities of Credit Suisse International Focus Fund.

Subject to shareholder approval, the shares of each Credit Suisse mutual fund will be exchanged for shares of its corresponding Aberdeen Fund.

What happens if the Fund Reorganization is approved?

You will become a shareholder of Aberdeen Funds. Aberdeen Asset Management Inc. will serve as the investment advisor to your Fund.

Will there be any changes to the Funds’ investment objectives or strategies?

The Aberdeen investment teams will continue to use the identical or very similar investment objectives and investment strategies that are currently in place for your Credit Suisse Funds.

Will there be any changes to the fees associated with my mutual fund?

The proposal is not expected to result in any significant change in the amount of overall Fund expenses paid by the shareholder.

Aberdeen has agreed to cap expenses—subject to exclusions that also applied to your Credit Suisse Fund—for the Aberdeen Fund at the same ratio as the corresponding Credit Suisse Fund as of the date of the reorganization for a two-year time period following the date of the reorganization.

In addition, Credit Suisse Fund shareholders will not bear any costs arising in connection with the reorganization transaction.  The Funds’ investment advisers have agreed to allocate such costs between themselves.

A more detailed comparison of the fees and expenses can be found in the proxy statement/prospectus.

Will there be any tax implications?

We do not believe that the reorganization will create any federal tax liability for shareholders. However, we cannot guarantee that the Internal Revenue Service will adopt a similar position.

Where can I go to find out more about Aberdeen Asset Management Inc.?

Click here for more information about Aberdeen Asset Management Inc.

Voting by phone or Internet is available 24 hours a day, 7 days a week.

If you have any difficulties in voting, or if you have questions regarding the proposal, please call: 1-866-745-0271.